UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 2, 2007

GSE SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Delaware   0-26494   52-1868008
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    (State or other jurisdiction     (Commission File Number)  (I.R.S. Employer
        of incorporation)      Identification No.)

7133 Rutherford Rd., Suite 200, Baltimore, MD 21244
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(Address of principal executive office and zip code)

(410) 277-3740
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Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Form 8-K

Item 1.01 Entry into a Material Definitive Agreement

On April 2, 2007, GSE Systems, Inc. (the “Company”) entered into an employment relationship with Jerome I. Feldman. Mr. Feldman’s first day of employment by the Company was April 2, 2007 and is “at will”. As an “at will” employee, either the Company or Mr. Feldman may terminate the employment relationship at any time, with or without cause, provided there is no violation of any applicable laws. As compensation for Mr. Feldman’s performance of services on behalf of the Company in his capacity as an executive officer bearing the title of “Chairman of the Board”, he will receive annual cash compensation in the amount of $240,000 paid in semi-monthly installments and be eligible to participate in the Company’s comprehensive employee benefits plan as well as in the Company’s Executive Benefits Program to include a monthly automobile allowance of $600 and monthly club dues allowance of $333.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2007, the Compensation Committee, comprised of George Pedersen (Chairman) and O. Lee Tawes (Director), convened to discuss Mr. Feldman’s employment and compensation. Based upon his in-depth knowledge of the Company as well as his substantial experience in international development and his proven ability to contribute to the Company’s success, and after due deliberation and consideration of the interests of the Company and its shareholders, the Compensation Committee agreed that an employment offer should be made to Mr. Feldman and determined that an annual compensation of $240,000 was commensurate with the level of responsibility and importance of the position to the Company. As a Company executive officer, Mr. Feldman’s role will be focused primarily on Strategic Development, Marketing and International Customer Relations.

On February 6, 2007 at a meeting of the Company’s Board of Directors (the “Board”), the Compensation Committee recommended the Board extend an offer of employment to Mr. Feldman as a full-time salaried employee, filling the position, and having the title, of “Chairman of the Board” as provided pursuant to Section 5.1 of the Company’s Amended and Restated Bylaws (as amended on June 12, 1995), and the annual compensation that would be offered as recommended by the Compensation Committee. An offer of employment was made to Mr. Feldman by the Company and finalized on April 2, 2007.

More detailed information about the Company’s compensation practices will be provided in its 2007 Proxy Statement.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit Number	Description
3(ii)
Form of Amended and Restated Bylaws of the Company. Previously filed in connection with Amendment No. 1 to the GSE Systems, Inc. Form S-1 Registration Statement as filed with the Securities and Exchange Commission on June 14, 1995 and incorporated herein by reference.

10.1	Employment letter agreement by and between GSE Systems, Inc. and Jerome I. Feldman, filed herewith.
10.2
Amended and Restated 1995 Long-Term Incentive Plan. Previously filed in connection with the GSE Systems, Inc. DEF Form 14A filed with the Securities and Exchange Commission on May 31, 2005 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: April 6, 2007                /s/ John V. Moran
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 John V. Moran
                Chief Executive Officer

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